Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. Omissions are designated as “[****]”.

MUTUAL COLLABORATION AGREEMENT

This Mutual Collaboration Agreement (“Agreement”) is entered into as of the later of the dates set forth below the parties’ signatures hereto (the “Effective Date”) by and between:

1.       Foris DAX Markets, Inc. (“FDMI” d/b/a “Crypto.com”), and

2.       High Roller Technologies Inc. (“ROLR”) located at 400 South 4th Street Suite 500, Las Vegas, NV 89101.

Each shall be referred to as a “Party” and together the “Parties.”

WHEREAS, the Parties intend to enter into a Guaranteed Introducing Broker Agreement (the “GIB Agreement”) between CDC-FCM and ROLR, pursuant to which ROLR shall serve as an introducing broker for the purpose of soliciting customers (a “End-User Customer” or “End-User Customers”) to trade certain derivatives based on specific and identifiable events in the Predictions product class (herein after collectively referred to as “Predictions Contracts”) on and offered by the North American Derivatives Exchange, Inc. d/b/a Crypto.com | Derivatives North America (“CDNA”), and intermediated through CDNA’s clearing member, Foris DAX FCM, LLC (“CDC-FCM”). CDC-FCM shall guarantee the obligations of ROLR in connection therewith, all on terms and conditions to be mutually agreed upon by the Parties in the GIB Agreement.

WHEREAS, the Parties desire to mutually collaborate regarding the development of technology and the distribution of such technology for certain derivatives based on a specific and identifiable event in the Predictions product class (herein after collectively referred to as “Predictions Contracts”) offered by the North American Derivatives Exchange, Inc. d/b/a Crypto.com | Derivatives North America (“CDNA”) and its Clearing Member, Foris DAX FCM, LLC (“CDC-FCM”) (the “Collaboration”).

WHEREAS, the technology, products [****] related to the Collaboration shall be memorialized and provided pursuant to this  Agreement between FDMI and ROLR that sets forth the computer program(s)/application(s) and any part of it, as more fully specified in Annex A attached hereto (the “Program”), the Predictions Contracts products, [****] and other matters.

NOW, THEREFORE, the Parties hereby agree to the following terms:

1.            [****]

1.1.            [****]

1.2.            [****]

1.3.            [****]

2.            Program Development and Audit Rights

2.1.            Development of the Program. ROLR shall develop, implement, and maintain the Program in accordance with the specifications set forth in Annex A and the requirements of this Agreement, and the Ancillary Agreements. The Program shall be developed to enable End-User Customers to access and trade Predictions Contracts on the CDNA Trading System, including all functionalities described in Annex A [****].

2.2.            Technical Specifications and Connectivity. ROLR shall ensure that the Program conforms to all connectivity requirements as set forth in Annex A and as provided by FDMI, CDNA, or CDC-FCM from time to time, including connectivity to the CDNA trading environment via FIX connectivity pursuant to the FIX Specification referenced in Annex A. ROLR shall complete all conformance testing required by CDNA prior to receiving production credentials and shall maintain ongoing compliance with such technical specifications throughout the Term. The specifications set forth in Annex A represent minimum connectivity and compliance requirements; ROLR may develop additional features or functionalities for the Program, provided that such features or functionalities do not compromise connectivity integrity or compliance with Applicable Law, the CDNA Rules, this Agreement and are consented to by FDMI, who shall not unreasonably withhold such consent.

2.3.            Compliance Controls. In developing and operating the Program, ROLR shall implement and maintain appropriate controls to ensure compliance with Applicable Law, the CDNA Rules, and the terms of the GIB Agreement, including without limitation: (a) customer onboarding and verification procedures that satisfy AML/KYC requirements specified by CDNA or CDC-FCM; (b) geographic restrictions and controls to prevent customers located in states where Predictions Contracts (or specific categories thereof) are prohibited from accessing such products through the Program; and (c) delivery of all required risk disclosures, trading fee disclosures, and other documentation specified by CDNA or CDC-FCM.

2.4.            Audit Rights.

2.4.1.            FDMI, CDNA, and CDC-FCM (collectively, the "Auditing Parties") shall have the right, upon reasonable advance written notice of not less than ten (10) business days (except in cases of suspected fraud, material breach, or regulatory inquiry, in which case no advance notice shall be required), to conduct audits or inspections of ROLR's records, systems, processes, and controls relating to the Program and ROLR's performance of its obligations under this Agreement and the GIB Agreement, including without limitation: (i) customer onboarding and AML/KYC compliance; (ii) delivery of required disclosures to customers; (iii) implementation of geographic or product-based trading restrictions; (iv) security controls and data protection measures; (v) order handling and transmission procedures; and (vi) any other matters reasonably related to compliance with Applicable Law, the CDNA Rules, or regulatory requirements applicable to CDNA or CDC-FCM.

2.4.2.            Such audits may be conducted by the Auditing Parties or by third-party auditors engaged by the Auditing Parties, and shall be conducted during normal business hours in a manner designed to minimize disruption to ROLR's operations.

2.4.3.            ROLR shall cooperate fully with any such audit, including by providing reasonable access to personnel, documentation, records, and systems, and shall respond to any findings or deficiencies identified in any audit within thirty (30) days of receipt of written notice thereof (or such shorter period as may be required by Applicable Law or regulatory authority).

2.4.4.            ROLR shall bear its own costs in connection with any audit conducted pursuant to this Section. The Auditing Parties shall bear the costs of conducting the audit, including any fees of third-party auditors; provided, however, that if any audit reveals a material deficiency or non-compliance with Applicable Law, the CDNA Rules, or the terms of this Agreement or the GIB Agreement, ROLR shall reimburse the Auditing Parties for the reasonable costs of such audit.

2.5.            Regulatory Audits. ROLR acknowledges and agrees that CDNA and CDC-FCM are subject to regulation by the Commodity Futures Trading Commission, the National Futures Association, and other governmental and regulatory authorities. ROLR shall cooperate with any examination, inspection, or inquiry by any such regulatory authority relating to the Program, the activities of customers introduced by ROLR, or the transactions conducted through the Program, and shall provide such information and documentation as may be required by any such regulatory authority or as may be necessary for CDNA or CDC-FCM to comply with their regulatory obligations.

2.6.            Ongoing Reporting. ROLR shall provide FDMI, CDNA, and CDC-FCM with such periodic reports regarding the Program and ROLR's performance of its obligations under this Agreement as the Auditing Parties may reasonably request, including without limitation reports relating to customer onboarding volumes, trading activity, customer complaints, disclosure delivery, and implementation of compliance controls.

3.            Term and Exclusivity.

3.1.            Term. This Agreement [****] shall have an initial term of two (2) years (the “Term”) with automatic renewal for a subsequent term of twelve (12) months [****].

3.2.            Exclusivity for Predictions Contracts.  The Parties further agree that during the period that is twenty-four (24) months from the Effective Date, that CDNA will be the exclusive provider of Predictions Contracts through ROLR technology in the U.S.

3.3.            Nothing in this Agreement shall preclude ROLR from applying for or obtaining additional regulatory licenses (including without limitation IB, DCM, or FCM registration) during the Term, provided that (a) ROLR's pursuit or acquisition of such licenses does not violate Section 3.2 (Exclusivity for Predictions Contracts), and (b) ROLR provides written notice to FDMI within ten (10) business days of submitting any such application

4.            [****]

4.1.            [****]

5.            Marketing. The Parties will cooperate and each commit and provide an appropriate level of resources to support a significant public relations and marketing campaign around the launch of the Collaboration.

6.            FCM and IB Support.  The Parties will cooperate and each commit to entering into the appropriate and applicable agreements to support a relationship for CDNA and/or CDC-FCM.

7.            Public Announcement. The announcement regarding the Collaboration will be on April 14, 2026, or at another date mutually agreed upon by the Parties.

8.            [****]

8.1.            [****]

8.1.1.            [****]

8.1.1.1.            [****];

8.1.1.2.            [****];

8.1.1.3.            [****];

8.1.1.4.            [****];

8.1.1.5.            [****];

8.1.1.6.            [****];

8.1.1.7.            [****]; and,

8.1.1.8.            [****].

8.1.2.            [****]

8.1.2.1.            [****].

8.2.            [****]

9.            Intellectual Property.  As further described in the applicable documents, but provided for the avoidance of doubt, ROLR has proprietary rights to the Program. ROLR has exclusive and valuable property rights in and to the Program, and  owns all right, title and interest in and to the Program, including all copyrights and other intellectual property inherent therein or appurtenant thereto, and at all times shall remain, the sole and exclusive property of ROLR, its affiliates or licensors, that the Program constitute valuable proprietary information and/or proprietary rights of the ROLR, some of which may not be within the public domain, that the Program shall remain valuable proprietary information and/or proprietary rights of ROLR, and that, but for this Agreement, FDMI/CDNA/CDC-FCM would have no rights or access to the Program .

10.            Confidentiality. This Agreement shall be treated as confidential and proprietary and shall not be disclosed to any third party without the prior written consent of each Party.

11.            Compliance with Laws and Regulations. Each Party agrees to undertake its obligations under this Agreement in accordance with applicable laws and regulations, and not to engage in any activity that is fraudulent, deceptive or otherwise unlawful, or that violates the terms of this Agreement.

11.1.            [****]

12.            [****].

12.1.      [****]

12.2.      [****]

12.3.            [****]

13.            Affiliates and Affiliate Beneficiaries. For purposes of this Agreement, Affiliate shall be defined as any other entity that, directly or indirectly, controls, is under common control with or is controlled by that party.

13.1.            FDMI is the parent company of CDNA and CDC-FCM and CDNA and CDC-FCM shall be considered an Affiliate beneficiary of this Agreement.

14.            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction. [****]

15.            Commercial Terms. [****]      Indemnification. Each Party (each, an “Indemnifying Party”) shall indemnify, defend and hold harmless each other Party, its respective officers, directors, employees, agents, managers, members and representatives (each, an “Indemnified Party”) from and against any and all losses, liabilities, claims, damages, actions, fines, penalties, expenses or costs (including court costs and reasonable outside attorneys’ fees) suffered or incurred by the Indemnified Party relating to any third-party claim arising from, related to or in connection with the Indemnifying Party’s (i) willful misconduct; and/or (ii) material breach or alleged breach of this Agreement. The Party alleging a breach shall supply reasonable corroborating evidence of such alleged breach.

16.            Assignment. ROLR may not assign (directly, by operation of law, or otherwise) this Agreement or any of its rights or obligations under this Agreement. Notwithstanding the above, and with the consent of FDMI, which shall not be unreasonably withheld, ROLR may assign the Agreement to a subsidiary or affiliate, provided that such assignment does not cause a failure to comply with applicable law.

17.            Severability. If any part, term, or provision of this Agreement is held by any body of competent jurisdiction to be illegal or in conflict with any laws or regulations, a modified provision shall be substituted which carries out as nearly as possible the original intent of the parties and the validity of the remaining portions or provisions shall not be affected or impaired.

18.            Entire Agreement. This Agreement, including all documents incorporated herein by reference, is intended as the complete, final and exclusive statement of the terms of the agreement between the parties and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, relating to the subject matter hereof. There are no terms, conditions or obligations other than those contained herein and those incorporated by reference.

19.            Waiver. Failure of either party to enforce compliance with any provision of this Agreement shall not constitute a waiver of such provision unless accompanied by a clear written statement that such provision is waived.

20.            Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement. Except as otherwise indicated, section references herein refer to sections of this Agreement. This Agreement may be amended or modified only by a writing executed by both Parties.

[signature page follows]

BY SIGNING THIS AGREEMENT, YOU HEREBY AGREE TO THE TERMS OF THIS AGREEMENT AND EXPRESSLY ACKNOWLEDGE THAT YOU HAVE RECEIVED, READ AND UNDERSTOOD ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

FORIS DAX MARKETS, INC.	HIGH ROLLER TECHNOLOGIES INC.
By: /s/ Steve Humenik	By: /s/ Seth Young
Name: Steve Humenik	Name: Seth Young
Title: SVP, Global Head of Capital Markets, Legal	Title: CEO
Date: 4/14/2026	Date: 4/13/2026

Annex A

[****]

Annex B

a.      [****]